As filed with the Securities and Exchange Commission on September 7, 2021
Registration No. 333-258043

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
IIP OPERATING PARTNERSHIP, LP
(Exact name of registrants as specified in their charters)
Delaware (State or other jurisdiction of incorporation or organization)	6798 (Primary Standard Industrial Classification Code Number)	61-1800557 (I.R.S. Employer Identification Number)
For co-registrants, see “Table of Co-Registrants” on the following page.
1389 Center Drive, Suite 200
Park City, Utah 84098
(858) 997-3332
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)
Paul E. Smithers
President and Chief Executive Officer
Innovative Industrial Properties, Inc.
1389 Center Drive, Suite 200
Park City, UT 84098
(858) 997-3332
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Carolyn Long, Esq.
Curt Creely, Esq.
FOLEY & LARDNER LLP
3579 Valley Centre Drive,
Suite 300
San Diego, California 92130
Tel: (858) 847-6700
Fax: (858) 792-6773
Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.   ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Registrant and Co-Registrants (other than Innovative Industrial Properties, Inc.):	Large-accelerated filer ☐ Non-accelerated filer ☒	Accelerated filer ☐ Smaller reporting company ☐
Emerging Growth Company ☐
Innovative Industrial Properties, Inc. (a Co-registrant):	Large-accelerated filer ☒ Non-accelerated filer ☐	Accelerated filer ☐ Smaller reporting company ☐
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer)   ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)   ☐

The registrant and co-registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant and co-registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

TABLE OF CO-REGISTRANTS
Exact Name of Co-Registrant as Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Innovative Industrial Properties, Inc.	Maryland	6798	81-2963381
IIP-AZ 1 LLC	Delaware	6798	82-3634394
IIP-AZ 2 LLC	Delaware	6798	84-2952375
IIP-CA 1 LP	Delaware	6798	83-3384944
IIP-CA 2 LP	Delaware	6798	83-4168912
IIP-CA 3 LP	Delaware	6798	84-2157384
IIP-CA 4 LP	Delaware	6798	84-2157755
IIP-CA 5 LP	Delaware	6798	84-2614918
IIP-GP LLC	Delaware	6798	83-4138203
IIP-CO 1 LLC	Delaware	6798	83-2299414
IIP-CO 2 LLC	Delaware	6798	84-4451685
IIP-FL 1 LLC	Delaware	6798	84-3265394
IIP-FL 2 LLC	Delaware	6798	84-4957937
IIP-FL 3 LLC	Delaware	6798	86-1565362
IIP-IL 1 LLC	Delaware	6798	83-2839050
IIP-IL 2 LLC	Delaware	6798	84-3265595
IIP-IL 3 LLC	Delaware	6798	84-3265524
IIP-IL 4 LLC	Delaware	6798	84-3364406
IIP-IL 5 LLC	Delaware	6798	84-4957704
IIP-IL 6 LLC	Delaware	6798	86-3846242
IIP-MA 1 LLC	Delaware	6798	82-3862197
IIP-MA 2 LLC	Delaware	6798	83-1058492
IIP-MA 3 LLC	Delaware	6798	84-2146604
IIP-MA 4 LLC	Delaware	6798	84-4069077
IIP-MA 5 LLC	Delaware	6798	85-1230280
IIP-MA 6 LLC	Delaware	6798	85-3911616
IIP-MA 7 LLC	Delaware	6798	86-3621776
IIP-MD 1 LLC	Delaware	6798	82-1520007
IIP-MD 2 LLC	Delaware	6798	87-1984987
IIP-MI 1 LLC	Delaware	6798	83-1095301
IIP-MI 2 LLC	Delaware	6798	83-4567524
IIP-MI 3 LLC	Delaware	6798	84-2227188
IIP-MI 4 LLC	Delaware	6798	84-3079200
IIP-MI 5 LLC	Delaware	6798	84-3469893
IIP-MI 6 LLC	Delaware	6798	84-3841839
IIP-MI 7 LLC	Delaware	6798	85-2744630
IIP-MI 8 LLC	Delaware	6798	86-3622178
IIP-MN 1 LLC	Delaware	6798	82-3083925
IIP-MO 1 LLC	Delaware	6798	87-1983311

Exact Name of Co-Registrant as Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
IIP-ND 1 LLC	Delaware	6798	84-3842119
IIP-NJ 1 LLC	Delaware	6798	85-1809387
IIP-NJ 2 LLC	Delaware	6798	85-1809715
IIP-NV 1 LLC	Delaware	6798	84-2058110
IIP-NY 1 LLC	Delaware	6798	81-4759744
IIP-NY 2 LLC	Delaware	6798	82-3035564
IIP-OH 1 LLC	Delaware	6798	83-3702650
IIP-OH 2 LLC	Delaware	6798	83-3740982
IIP-OH 3 LLC	Delaware	6798	84-3845857
IIP-OH 4 LLC	Delaware	6798	84-4451883
IIP-PA 1 LLC	Delaware	6798	82-4265206
IIP-PA 2 LLC	Delaware	6798	83-3778601
IIP-PA 3LLC	Delaware	6798	83-3806650
IIP-PA 4 LLC	Delaware	6798	84-2302401
IIP-PA 5 LLC	Delaware	6798	84-2898347
IIP-PA 6 LLC	Delaware	6798	84-3842075
IIP-PA 7 LLC	Delaware	6798	85-0745852
IIP-PA 8 LLC	Delaware	6798	86-2767797
IIP-TX 1 LLC	Delaware	6798	86-2368147
IIP-VA 1 LLC	Delaware	6798	84-3845747
IIP-WA 1 LLC	Delaware	6798	85-3924670

*
The address and telephone number of each co-registrant’s principal executive office is: c/o Innovative Industrial Properties, Inc., 1389 Center Drive, Suite 200, Park City, UT 84098, (858) 997-3332.

Explanatory Note
This Amendment No. 1 is being filed solely for the purpose of adding each of IIP-MO 1 LLC and IIP-MD 2 LLC subsidiary guarantors as additional co-registrants.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 20.
Indemnification of Directors and Officers.

Maryland Registrant
For purposes of this section, references to “we,” “our,” “us,” and “our company” refer to Innovative Industrial Properties, Inc., a Maryland corporation.
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our charter contains a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.
Our charter authorizes us, to the maximum extent permitted by Maryland law, to obligate ourselves to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former director or officer or (2) any individual who, while a director or officer of our company and at our request, serves or has served another REIT, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such REIT, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such individual may become subject or which such individual may incur by reason of his or her service in such capacity. Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former director or officer who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity or (2) any individual who, while a director or officer of our company and at our request, serves or has served another REIT, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as a trustee, director, officer or partner and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity. Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served a predecessor of our company in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.
Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was a result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (2) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.
We have entered into indemnification agreements with each of our executive officers and directors whereby we agree to indemnify such executive officers and directors to the maximum extent permitted by Maryland law against all expenses and liabilities, subject to limited exceptions. The indemnification agreements require us to indemnify the director or officer party thereto, the indemnitee, against all judgments, penalties, fines and amounts paid in settlement and all expenses actually and reasonably incurred by the indemnitee or on his or her behalf in connection with a proceeding, unless it is established that one of the exceptions to indemnification under Maryland law set forth above exists. The indemnification agreements also provide that we agree to hold harmless and indemnify these persons against expenses incurred by reason of the fact that such person is or was a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at our request, including, without limitation, the Delaware Registrants (as defined below).
The indemnification agreements prohibit indemnification in connection with a proceeding that is brought by or in the right of our company if the director or officer is adjudged liable to us.
In addition, the indemnification agreements require us to advance reasonable expenses incurred by the indemnitee within ten days of the receipt by us of a statement from the indemnitee requesting the advance, provided the statement evidences the expenses and is accompanied by:
•
a written affirmation of the indemnitee’s good faith belief that he or she has met the standard of conduct necessary for indemnification, and

•
an undertaking by or on behalf of the Indemnitee to repay the amount if it is ultimately determined that the standard of conduct was not met.

The indemnification agreements provide for procedures for the determination of entitlement to indemnification, including requiring such determination be made by independent counsel after a change of control of us.
In addition, we have purchased directors’ and officers’ liability insurance for the benefit of our directors and officers.
Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Delaware Registrants
The following registrants are, as specified below, limited partnerships or limited liability companies organized under the laws of the State of Delaware: IIP Operating Partnership, LP, IIP-CA 1 LP, IIP-CA 2 LP, IIP-CA 3 LP, IIP-CA 4 LP and IIP-CA 5 LP (together, the “Delaware LP Registrants”), and the entities listed on the Table of Co-Registrants, other than Innovative Industrial Properties, Inc. and the Delaware LP Registrants.
Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Section 17-108 of the Delaware Revised Uniform Limited Partnership Act, or the LP Act, empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.
In addition, our directors and officers are indemnified for specified liabilities and expenses pursuant to the partnership agreement of IIP Operating Partnership, LP, the partnership in which IIP serves as sole general partner.
The description of the indemnification agreements in this Item 20 under the caption “Maryland Registrant” is incorporated herein by reference.
Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 21.
Exhibits and Financial Statement Schedules.

Exhibit Number	Description of Exhibit
1.1	Form of Equity Distribution Agreement, dated as of November 6, 2020, between Innovative Industrial Properties, Inc., IIP Operating Partnership, LP and each sales agent.(1)
3.1	Second Articles of Amendment and Restatement of Innovative Industrial Properties, Inc. (including Articles Supplementary Classifying Innovative Industrial Properties, Inc.’s 9.00% Series A Cumulative Redeemable Preferred Stock).(2)
3.2	Second Amended and Restated Bylaws of Innovative Industrial Properties, Inc.(3)
3.3*	Certificate of Limited Partnership of IIP Operating Partnership, LP, as amended.
3.4*	Certificate of Formation of IIP-AZ 1 LLC.
3.5*	Certificate of Formation of IIP-AZ 2 LLC.
3.6*	Certificate of Conversion from a Limited Liability Company to a Limited Partnership of IIP-CA 1 LP.
3.7*	Certificate of Limited Partnership of IIP-CA 2 LP.
3.8*	Certificate of Limited Partnership of IIP-CA 3 LP.
3.9*	Certificate of Limited Partnership of IIP-CA 4 LP.
3.10*	Certificate of Limited Partnership of IIP-CA 5 LP.
3.11*	Certificate of Formation of IIP-CO 1 LLC.
3.12*	Certificate of Formation of IIP-CO 2 LLC.
3.13*	Certificate of Formation of IIP-FL 1 LLC.
3.14*	Certificate of Formation of IIP-FL 2 LLC.
3.15*	Certificate of Formation of IIP-FL 3 LLC.
3.16*	Certificate of Formation of IIP-GP LLC.
3.17*	Certificate of Formation of IIP-IL 1 LLC.
3.18*	Certificate of Formation of IIP-IL 2 LLC.
3.19*	Certificate of Formation of IIP-IL 3 LLC.
3.20*	Certificate of Formation of IIP-IL 4 LLC.
3.21*	Certificate of Formation of IIP-IL 5 LLC.
3.22*	Certificate of Formation of IIP-IL 6 LLC.
3.23*	Certificate of Formation of IIP-MA 1 LLC.
3.24*	Certificate of Formation of IIP-MA 2 LLC.
3.25*	Certificate of Formation of IIP-MA 3 LLC.
3.26*	Certificate of Formation of IIP-MA 4 LLC.
3.27*	Certificate of Formation of IIP-MA 5 LLC.
3.28*	Certificate of Formation of IIP-MA 6 LLC.
3.29*	Certificate of Formation of IIP-MA 7 LLC.
3.30*	Certificate of Formation of IIP-MD 1 LLC.
3.31*	Certificate of Formation of IIP-MI 1 LLC.
3.32*	Certificate of Formation of IIP-MI 2 LLC.
3.33*	Certificate of Formation of IIP-MI 3 LLC.
3.34*	Certificate of Formation of IIP-MI 4 LLC.
3.35*	Certificate of Formation of IIP-MI 5 LLC.
3.36*	Certificate of Formation of IIP-MI 6 LLC.

Exhibit Number	Description of Exhibit
3.37*	Certificate of Formation of IIP-MI 7 LLC.
3.38*	Certificate of Formation of IIP-MI 8 LLC.
3.39*	Certificate of Formation of IIP-MN 1 LLC.
3.40*	Certificate of Formation of IIP-ND 1 LLC.
3.41*	Certificate of Formation of IIP-NJ 1 LLC.
3.42*	Certificate of Formation of IIP-NJ 2 LLC.
3.43*	Certificate of Formation of IIP-NV 1 LLC.
3.44*	Certificate of Formation of IIP-NY 1 LLC.
3.45*	Certificate of Formation of IIP-NY 2 LLC.
3.46*	Certificate of Formation of IIP-OH 1 LLC.
3.47*	Certificate of Formation of IIP-OH 2 LLC.
3.48*	Certificate of Formation of IIP-OH 3 LLC.
3.49*	Certificate of Formation of IIP-OH 4 LLC.
3.50*	Certificate of Formation of IIP-PA 1 LLC.
3.51*	Certificate of Formation of IIP-PA 2 LLC.
3.52*	Certificate of Formation of IIP-PA 3 LLC.
3.53*	Certificate of Formation of IIP-PA 4 LLC.
3.54*	Certificate of Formation of IIP-PA 5 LLC.
3.55*	Certificate of Formation of IIP-PA 6 LLC.
3.56*	Certificate of Formation of IIP-PA 7 LLC.
3.57*	Certificate of Formation of IIP-PA 8 LLC.
3.58*	Certificate of Formation of IIP-TX 1 LLC.
3.59*	Certificate of Formation of IIP-VA 1 LLC.
3.60*	Certificate of Formation of IIP-WA 1 LLC.
3.61**	Certificate of Formation of IIP-MO 1 LLC.
3.62**	Certificate of Formation of IIP-MD 2 LLC.
4.1	Form of Certificate for Common Stock.(4)
4.2	Indenture, dated as of February 21, 2019, among IIP Operating Partnership, LP, as issuer, Innovative Industrial Properties, Inc. and the subsidiaries of IIP Operating Partnership, LP, as guarantors, and GLAS Trust Company LLC, as trustee, including the Form of Note representing IIP Operating Partnership, LP’s 3.75% Exchangeable Senior Notes due 2024.(5)
4.3	Indenture, dated as of May 25, 2021, among Innovative Industrial Properties, Inc., IIP Operating Partnership, LP, the Subsidiary Guarantors set forth on the signature page thereto and GLAS Trust Company, LLC, as trustee, including the form of 5.50% Senior Note due 2026.(6)
5.1*	Opinion of Foley & Lardner LLP (including consent of such firm).
10.1	Agreement of Limited Partnership of IIP Operating Partnership, LP.(7)
10.2*	Limited Liability Company Agreement of IIP-AZ 1 LLC.
10.3*	Limited Liability Company Agreement of IIP-AZ 2 LLC.
10.4*	Limited Partnership Agreement of IIP-CA 1 LP.
10.5*	Limited Partnership Agreement of IIP-CA 2 LP.
10.6*	Limited Partnership Agreement of IIP-CA 3 LP.
10.7*	Limited Partnership Agreement of IIP-CA 4 LP.

Exhibit Number	Description of Exhibit
10.8*	Limited Partnership Agreement of IIP-CA 5 LP.
10.9*	Limited Liability Company Agreement of IIP-CO 1 LLC.
10.10*	Limited Liability Company Agreement of IIP-CO 2 LLC.
10.11*	Limited Liability Company Agreement of IIP-FL 1 LLC.
10.12*	Limited Liability Company Agreement of IIP-FL 2 LLC.
10.13*	Limited Liability Company Agreement of IIP-FL 3 LLC.
10.14*	Limited Liability Company Agreement of IIP-GP LLC.
10.15*	Limited Liability Company Agreement of IIP-IL 1 LLC.
10.16*	Limited Liability Company Agreement of IIP-IL 2 LLC.
10.17*	Limited Liability Company Agreement of IIP-IL 3 LLC.
10.18*	Limited Liability Company Agreement of IIP-IL 4 LLC.
10.19*	Limited Liability Company Agreement of IIP-IL 5 LLC.
10.20*	Limited Liability Company Agreement of IIP-IL 6 LLC.
10.21*	Limited Liability Company Agreement of IIP-MA 1 LLC.
10.22*	Limited Liability Company Agreement of IIP-MA 2 LLC.
10.23*	Limited Liability Company Agreement of IIP-MA 3 LLC.
10.24*	Limited Liability Company Agreement of IIP-MA 4 LLC.
10.25*	Limited Liability Company Agreement of IIP-MA 5 LLC.
10.26*	Limited Liability Company Agreement of IIP-MA 6 LLC.
10.27*	Limited Liability Company Agreement of IIP-MA 7 LLC.
10.28*	Limited Liability Company Agreement of IIP-MD 1 LLC.
10.29*	Limited Liability Company Agreement of IIP-MI 1 LLC.
10.30*	Limited Liability Company Agreement of IIP-MI 2 LLC.
10.31*	Limited Liability Company Agreement of IIP-MI 3 LLC.
10.32*	Limited Liability Company Agreement of IIP-MI 4 LLC.
10.33*	Limited Liability Company Agreement of IIP-MI 5 LLC.
10.34*	Limited Liability Company Agreement of IIP-MI 6 LLC.
10.35*	Limited Liability Company Agreement of IIP-MI 7 LLC.
10.36*	Limited Liability Company Agreement of IIP-MI 8 LLC.
10.37*	Limited Liability Company Agreement of IIP-MN 1 LLC.
10.38*	Limited Liability Company Agreement of IIP-ND 1 LLC.
10.39*	Limited Liability Company Agreement of IIP-NJ 1 LLC.
10.40*	Limited Liability Company Agreement of IIP-NJ 2 LLC.
10.41*	Limited Liability Company Agreement of IIP-NV 1 LLC.
10.42*	Limited Liability Company Agreement of IIP-NY 1 LLC.
10.43*	Limited Liability Company Agreement of IIP-NY 2 LLC.
10.44*	Limited Liability Company Agreement of IIP-OH 1 LLC.
10.45*	Limited Liability Company Agreement of IIP-OH 2 LLC.
10.46*	Limited Liability Company Agreement of IIP-OH 3 LLC.
10.47*	Limited Liability Company Agreement of IIP-OH 4 LLC.
10.48*	Limited Liability Company Agreement of IIP-PA 1 LLC.
10.49*	Limited Liability Company Agreement of IIP-PA 2 LLC.

Exhibit Number	Description of Exhibit
10.50*	Limited Liability Company Agreement of IIP-PA 3 LLC.
10.51*	Limited Liability Company Agreement of IIP-PA 4 LLC.
10.52*	Limited Liability Company Agreement of IIP-PA 5 LLC.
10.53*	Limited Liability Company Agreement of IIP-PA 6 LLC.
10.54*	Limited Liability Company Agreement of IIP-PA 7 LLC.
10.55*	Limited Liability Company Agreement of IIP-PA 8 LLC.
10.56*	Limited Liability Company Agreement of IIP-TX 1 LLC.
10.57*	Limited Liability Company Agreement of IIP-VA 1 LLC.
10.58*	Limited Liability Company Agreement of IIP-WA 1 LLC.
10.59+	2016 Omnibus Incentive Plan.(7)
10.60+	Form of Restricted Stock Award Agreement for Officers.(8)
10.61+	Form of Restricted Stock Award Agreement for Directors.(8)
10.62+	Form of Restricted Stock Unit Award Agreement.(9)
10.63+	Form of Performance Share Unit Award Agreement.(10)
10.64+	Form of Indemnification Agreement between Innovative Industrial Properties, Inc. and each of its Directors and Officers.(7)
10.65+	Severance and Change of Control Agreement dated as of January 18, 2017 among Innovative Industrial Properties, Inc., IIP Operating Partnership, LP and Alan Gold.(11)
10.66+	Severance and Change of Control Agreement dated as of January 18, 2017 among Innovative Industrial Properties, Inc., IIP Operating Partnership, LP and Paul Smithers.(11)
10.67+	Severance and Change of Control Agreement dated as of January 18, 2017 among Innovative Industrial Properties, Inc., IIP Operating Partnership, LP and Brian Wolfe.(11)
10.68+	Severance and Change of Control Agreement dated as of June 7, 2017 among Innovative Industrial Properties, Inc., IIP Operating Partnership, LP and Catherine Hastings.(12)
10.69+	Director Compensation Policy.(10)
10.70+	Innovative Industrial Properties, Inc. Nonqualified Deferred Compensation Plan.(13)
10.71	Lease Agreement, dated as of May 31, 2018, between IIP-MA 1 LLC and PharmaCannis Massachusetts Inc.(14)
10.72	First Amendment dated November 13, 2018 to Lease Agreement, dated as of May 31, 2018, between IIP-MA 1 LLC and PharmaCannis Massachusetts Inc.(15)
10.73	Second Amendment dated September 24, 2019 to Lease Agreement, dated as of May 31, 2018, between IIP-MA 1 LLC and PharmaCannis Massachusetts Inc.(16)
10.74	Third Amendment dated February 24, 2020 to Lease Agreement dated May 31, 2018 between IIP-MA 1 LLC and PharmaCannis Massachusetts Inc.(17)
10.75	Fourth Amendment dated December 11, 2020 to Lease Agreement dated May 31, 2018 between IIP-MA 1 LLC and PharmaCannis Massachusetts Inc.(18)
10.76	Registration Rights Agreement, dated as of May 25, 2021, among Innovative Industrial Properties, Inc., IIP Operating Partnership, LP, the Subsidiary Guarantors set forth on the signature page thereto and BTIG, LLC, as representative of the initial purchasers.(6)
10.77**	Limited Liability Company Agreement of IIP-MO 1 LLC.
10.78**	Limited Liability Company Agreement of IIP-MD 2 LLC.
21.1*	List of Subsidiaries of Innovative Industrial Properties, Inc.
22.1**	List of Guarantor Subsidiaries and Issuer of Guaranteed Securities.
23.1*	Consent of Foley & Lardner LLP (included in Exhibit 5.1).

Exhibit Number	Description of Exhibit
23.2*	Consent of BDO USA, LLP.
24.1**	Powers of Attorney (included on signature pages).
25.1*	Statement of Eligibility on Form T-1 of GLAS Trust Company LLC, as the Trustee under the Indenture.
99.1*	Form of Letter of Transmittal.
99.2*	Form of Notice of Guaranteed Delivery.
99.3*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
99.4*	Form of Instructions from Beneficial Owners to Registered Holders and DTC Participants.
99.5*	Form of Letter to Clients.
99.6*	Form of Exchange Agent Agreement.

*
Previously filed.

**
Filed herewith.

+
Indicates management contract or compensatory plan.

(1)
Incorporated by reference to Innovative Industrial Properties, Inc.’s Current Report on Form 8-K filed with the SEC on November 6, 2020.

(2)
Incorporated herein by reference to Innovative Industrial Properties, Inc.’s Quarterly Report on Form 10-Q filed with the SEC on August 6, 2020.

(3)
Incorporated by reference to Innovative Industrial Properties, Inc.’s Current Report on Form 8-K filed with the SEC on June 4, 2020.

(4)
Incorporated by reference to Innovative Industrial Properties, Inc.’s Registration Statement on Form S-11, as amended (File No. 333-214148), filed with the SEC on November 17, 2016.

(5)
Incorporated herein by reference to Innovative Industrial Properties, Inc.’s Current Report on Form 8-K filed with the SEC on February 21, 2019.

(6)
Incorporated herein by reference to Innovative Industrial Properties, Inc.’s Current Report on Form 8-K filed with the SEC on May 25, 2021.

(7)
Incorporated by reference to Innovative Industrial Properties, Inc.’s Registration Statement on Form S-11, as amended (File No. 333-214148), filed with the SEC on October 17, 2016.

(8)
Incorporated by reference to Innovative Industrial Properties, Inc.’s Registration Statement on Form S-8 (File No. 333-214919), filed with the SEC on December 6, 2016.

(9)
Incorporated by reference to Innovative Industrial Properties, Inc.’s Current Report on Form 8-K filed with the SEC on January 6, 2020.

(10)
Incorporated by reference to Innovative Industrial Properties, Inc.’s Current Report on Form 8-K filed with the SEC on January 15, 2021.

(11)
Incorporated herein by reference to Innovative Industrial Properties, Inc.’s Current Report on Form 8-K filed with the SEC on January 24, 2017.

(12)
Incorporated herein by reference to Innovative Industrial Properties, Inc.’s Current Report on Form 8-K filed with the SEC on June 8, 2017.

(13)
Incorporated herein by reference to Innovative Industrial Properties, Inc.’s Current Report on Form 8-K filed with the SEC on November 18, 2019.

(14)
Incorporated herein by reference to Innovative Industrial Properties, Inc.’s Current Report on Form 8-K filed with the SEC on May 31, 2018.

(15)
Incorporated herein by reference to Innovative Industrial Properties, Inc.’s Annual Report on Form 10-K filed with the SEC on March 14, 2019.

(16)
Incorporated by reference to Innovative Industrial Properties, Inc.’s Current Report on Form 8-K filed with the SEC on September 25, 2019.

(17)
Incorporated by reference to Innovative Industrial Properties, Inc.’s Current Report on Form 8-K filed with the SEC on February 25, 2020.

(18)
Incorporated by reference to Innovative Industrial Properties, Inc.’s Current Report on Form 8-K filed with the SEC on December 14, 2020.

ITEM 22.
Undertakings.

(a)   Each of the undersigned registrants hereby undertake:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)   That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.
(b)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(c)   The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(d)   The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of San Diego, state of California, on September 7, 2021.
INNOVATIVE INDUSTRIAL PROPERTIES, INC.
By:
/s/ Paul Smithers

Paul Smithers
President and Chief Executive Officer
IIP OPERATING PARTNERSHIP, LP
By:
Innovative Industrial Properties, Inc.
Its general partner

By:
/s/ Paul Smithers

Paul Smithers
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
NAME	CAPACITY	DATE
* Alan Gold	Executive Chairman	September 7, 2021
/s/ Paul Smithers Paul Smithers	President and Chief Executive Officer (Principal Executive Officer)	September 7, 2021
* Catherine Hastings	Chief Financial Officer and Treasurer (Principal Financial Officer)	September 7, 2021
* Andy Bui	Vice President, Chief Accounting Officer (Principal Accounting Officer)	September 7, 2021
* Gary Kreitzer	Vice Chairman	September 7, 2021
* Mary Curran	Director	September 7, 2021
* Scott Shoemaker	Director	September 7, 2021
* David Stecher	Director	September 7, 2021
*By: /s/ Paul Smithers Paul Smithers Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of San Diego, state of California, on September 7, 2021.
IIP-AZ 1 LLC
IIP-AZ 2 LLC
IIP-GP LLC
IIP-CO 1 LLC
IIP-CO 2 LLC
IIP-FL 1 LLC
IIP-FL 2 LLC
IIP-FL 3 LLC
IIP-IL 1 LLC
IIP-IL 2 LLC
IIP-IL 3 LLC
IIP-IL 4 LLC
IIP-IL 5 LLC
IIP-IL 6 LLC
IIP-MA 1 LLC
IIP-MA 2 LLC
IIP-MA 3 LLC
IIP-MA 4 LLC
IIP-MA 5 LLC
IIP-MA 6 LLC
IIP-MA 7 LLC
IIP-MD 1 LLC
IIP-MD 2 LLC
IIP-MI 1 LLC
IIP-MI 2 LLC
IIP-MI 3 LLC
IIP-MI 4 LLC
IIP-MI 5 LLC
IIP-MI 6 LLC
IIP-MI 7 LLC
IIP-MI 8 LLC
IIP-MN 1 LLC
IIP-MO 1LLC
IIP-ND 1 LLC
IIP-NJ 1 LLC
IIP-NJ 2 LLC
IIP-NV 1 LLC
IIP-NY 1 LLC
IIP-NY 2 LLC
IIP-OH 1 LLC
IIP-OH 2 LLC
IIP-OH 3 LLC
IIP-OH 4 LLC
IIP-PA 1 LLC
IIP-PA 1 LLC
IIP-PA 2 LLC
IIP-PA 3 LLC
IIP-PA 4 LLC
IIP-PA 5 LLC
IIP-PA 6 LLC
IIP-PA 7 LLC
IIP-PA 8 LLC

IIP-TX 1 LLC
IIP-VA 1 LLC
IIP-WA 1 LLC
By:
IIP OPERATING PARTNERSHIP, LP,
as the sole member

By:
Innovative Industrial Properties, Inc.,
as the sole general partner

By:
/s/ Catherine Hastings

Name:
Catherine Hastings

Title:
Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
NAME	CAPACITY	DATE
/s/ Paul Smithers Paul Smithers	President and Chief Executive Officer of IIP-AZ 1 LLC, IIP-AZ 2 LLC, IIP-GP LLC, IIP-CO 1 LLC, IIP-CO 2 LLC, IIP-FL 1 LLC, IIP-FL 2 LLC, IIP-FL 3 LLC, IIP-IL 1 LLC, IIP-IL 2 LLC, IIP-IL 3 LLC, IIP-IL 4 LLC, IIP-IL 5 LLC, IIP-IL 6 LLC, IIP-MA 1 LLC, IIP-MA 2 LLC, IIP-MA 3 LLC, IIP-MA 4 LLC, IIP-MA 5 LLC, IIP-MA 6 LLC, IIP-MA 7 LLC, IIP-MD 1 LLC, IIP-MD 2 LLC, IIP-MI 1 LLC, IIP-MI 2 LLC, IIP-MI 3 LLC, IIP-MI 4 LLC, IIP-MI 5 LLC, IIP-MI 6 LLC, IIP-MI 7 LLC, IIP-MI 8 LLC, IIP-MN 1 LLC, IIP-MO 1 LLC, IIP-ND 1 LLC, IIP-NJ 1 LLC, IIP-NJ 2 LLC, IIP-NV 1 LLC, IIP-NY 1 LLC, IIP-NY 2 LLC, IIP-OH 1 LLC,
	IIP-OH 2 LLC, IIP-OH 3 LLC, IIP-OH 4 LLC, IIP-PA 1 LLC, IIP-PA 2 LLC, IIP-PA 3 LLC, IIP-PA 4 LLC, IIP-PA 5 LLC, IIP-PA 6 LLC, IIP-PA 7 LLC, IIP-PA 8 LLC, IIP-TX 1 LLC, IIP-VA 1 LLC, and IIP-WA 1 LLC (Principal Executive Officer)	September 7, 2021
/s/ Catherine Hastings Catherine Hastings	Chief Financial Officer and Treasurer of IIP-AZ 1 LLC, IIP-AZ 2 LLC, IIP-GP LLC, IIP-CO 1 LLC, IIP-CO 2 LLC, IIP-FL 1 LLC, IIP-FL 2 LLC, IIP-FL 3 LLC, IIP-IL 1 LLC, IIP-IL 2 LLC, IIP-IL 3 LLC, IIP-IL 4 LLC, IIP-IL 5 LLC, IIP-IL 6 LLC, IIP-MA 1 LLC, IIP-MA 2 LLC, IIP-MA 3 LLC,	September 7, 2021

Signature	Title	Date
NAME	CAPACITY	DATE
IIP-MA 4 LLC, IIP-MA 5 LLC, IIP-MA 6 LLC, IIP-MA 7 LLC, IIP-MD 1 LLC, IIP-MD 2 LLC, IIP-MI 1 LLC, IIP-MI 2 LLC, IIP-MI 3 LLC, IIP-MI 4 LLC, IIP-MI 5 LLC, IIP-MI 6 LLC, IIP-MI 7 LLC, IIP-MI 8 LLC, IIP-MN 1 LLC, IIP-MO 1 LLC, IIP-ND 1 LLC, IIP-NJ 1 LLC, IIP-NJ 2 LLC, IIP-NV 1 LLC, IIP-NY 1 LLC, IIP-NY 2 LLC, IIP-OH 1 LLC,
IIP-OH 2 LLC, IIP-OH 3 LLC, IIP-OH 4 LLC, IIP-PA 1 LLC, IIP-PA 2 LLC, IIP-PA 3 LLC, IIP-PA 4 LLC, IIP-PA 5 LLC, IIP-PA 6 LLC, IIP-PA 7 LLC, IIP-PA 8 LLC, IIP-TX 1 LLC, IIP-VA 1 LLC, and IIP-WA 1 LLC (Principal Financial Officer)
/s/ Andy Bui Andy Bui	Vice President of IIP-AZ 1 LLC, IIP-AZ 2 LLC, IIP-GP LLC, IIP-CO 1 LLC, IIP-CO 2 LLC, IIP-FL 1 LLC, IIP-FL 2 LLC, IIP-FL 3 LLC, IIP-IL 1 LLC, IIP-IL 2 LLC, IIP-IL 3 LLC, IIP-IL 4 LLC, IIP-IL 5 LLC, IIP-IL 6 LLC, IIP-MA 1 LLC, IIP-MA 2 LLC, IIP-MA 3 LLC, IIP-MA 4 LLC, IIP-MA 5 LLC, IIP-MA 6 LLC, IIP-MA 7 LLC, IIP-MD 1 LLC, IIP-MD 2 LLC, IIP-MI 1 LLC,
IIP-MI 2 LLC, IIP-MI 3 LLC, IIP-MI 4 LLC, IIP-MI 5 LLC, IIP-MI 6 LLC, IIP-MI 7 LLC, IIP-MI 8 LLC, IIP-MN 1 LLC, IIP-MO 1 LLC, IIP-ND 1 LLC,
IIP-NJ 1 LLC, IIP-NJ 2 LLC, IIP-NV 1 LLC, IIP-NY 1 LLC, IIP-NY 2 LLC,
	IIP-OH 1 LLC, IIP-OH 2 LLC, IIP-OH 3 LLC, IIP-OH 4 LLC, IIP-PA 1 LLC, IIP-PA 2 LLC, IIP-PA 3 LLC, IIP-PA 4 LLC, IIP-PA 5 LLC, IIP-PA 6 LLC, IIP-PA 7 LLC, IIP-PA 8 LLC, IIP-TX 1 LLC, IIP-VA 1 LLC, and IIP-WA 1 LLC (Principal Accounting Officer)	September 7, 2021
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of San Diego, state of California, on September 7, 2021.
IIP-CA 1 LP
IIP-CA 2 LP

IIP-CA 3 LP
IIP-CA 4 LP
IIP-CA 5 LP
By:
IIP-GP LLC,
as the sole general partner

By:
IIP OPERATING PARTNERSHIP, LP,
as the sole member

By:
Innovative Industrial Properties, Inc.,
as the sole general partner

By:
/s/ Catherine Hastings

Name:
Catherine Hastings

Title:
Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
NAME	CAPACITY	DATE
/s/ Paul Smithers Paul Smithers	President and Chief Executive Officer of IIP-GP LLC, as general partner of IIP-CA 1 LP, IIP-CA 2 LP, IIP-CA 3 LP, IIP-CA 4 LP, and IIP-CA 5 LP (Principal Executive Officer)	September 7, 2021
/s/ Catherine Hastings Catherine Hastings	Chief Financial Officer and Treasurer of IIP-GP LLC, as general partner of IIP-CA 1 LP, IIP-CA 2 LP, IIP-CA 3 LP, IIP-CA 4 LP, and IIP-CA 5 LP (Principal Financial Officer)	September 7, 2021
/s/ Andy Bui Andy Bui	Vice President of IIP-GP LLC, as general partner of IIP-CA 1 LP, IIP-CA 2 LP, IIP-CA 3 LP, IIP-CA 4 LP, and IIP-CA 5 LP (Principal Accounting Officer)	September 7, 2021